                                                                    EXHIBIT 4.12


                         REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is entered into as of December 5, 1996, by and among QuadraMed Corporation, a Delaware corporation (the "Company"), and certain holders of the Common Stock of the Company listed on Schedule "A" attached hereto and incorporated herein by this reference (each, a "Stockholder" and collectively, the "Stockholders").

        WHEREAS, pursuant to that certain Acquisition Agreement and Plan of Merger by and between the Company and InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and InterMed Healthcare Systems Inc., a Delaware corporation ("InterMed"), and the Stockholders, on the other hand, dated as of December 2, 1996 (the "Merger Agreement"), (i) InterMed shall be merged with and into Acquisition Co. (the "Merger") and (ii) by virtue of the Merger, the Stockholders, who are all of the stockholders of InterMed, shall be entitled to receive shares of the Company's Common Stock and/or options to purchase shares of the Company's Common Stock (collectively, the "Shares") as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding InterMed Common Stock and each option to purchase InterMed Common Stock held by the Stockholders as of the date hereof.

        WHEREAS, pursuant to the Merger Agreement, the Stockholders have each made customary representations and warranties in order for the issuance of the Shares by the Company to be exempt from the registration requirements of the Securities Act pursuant to the private placement exemption provided by Regulation D promulgated under the Securities Act and applicable state securities laws.

        WHEREAS, the Company desires to grant to the Stockholders "piggyback" registration rights for the Shares, and the Company and the Stockholders desire that this Agreement shall govern the rights of the Stockholders to cause the Company to register the Shares, as well as certain other matters as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

        1.  Definitions.

            (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (b) "Registrable Securities" means (i) the Shares issued to the Stockholders pursuant to the Merger Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with any exemption under the Securities Act, including, without limitation, Rule 144 promulgated by the SEC under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a person will be deemed to be a holder of Registrable Securities whenever such person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                (c) "Securities Act" means the Securities Act of 1933, as amended.

                (d)     "SEC" means the Securities and Exchange Commission.

        2.      Piggyback Registrations.

                (a) Right to Piggyback. Whenever the Company proposes to register (but without the obligation to do so or to consummate any such registration once filed) any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations as set forth in Section 5 hereof.

                (b) Underwritten Registrations. For any Piggyback Registration executed by means of an underwriting, the Company shall include such information in the written notice referred to in Section 2(a) above. The underwriter will be selected by the Company. No holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such holder (i) agrees to sell such holder's securities on the basis provided in customary underwriting arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration and such other securities of the Company with the right to participate in such registration, pro rata among the


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holders of such Registrable Securities and such other securities on the basis of the number of shares owned by each such holder.

                (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration, pro rata among the holders of all such securities on the basis of the number of securities owned by each such holder.

        3. Registration Procedures. Whenever the Company is required by the provisions hereof to effect the registration of Registrable Securities under the Securities Act, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the holders of the Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the holders of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.



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                (e)     In the event of any underwritten public offering, enter
into and perform obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each holder of the Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the holders of the Registrable Securities greater than the obligations set forth in Section 7.

                (f) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities.

        5.      Registration Expenses.

                (a) Except as set forth in Section 5(b) below, all expenses incident to the Company's performance of or compliance with the Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (collectively, the "Registration Expenses"), will be borne by the Company.

                (b) Notwithstanding the foregoing, the holders of the Registrable Securities shall be obligated to pay, pro rata among the holders of the Registrable Securities on the basis of the number of securities owned by each such holder, (i) the underwriting discounts and commissions relating to the Registrable Securities included in any registration hereunder and (ii) all fees and expenses for separate counsel (if any) retained by the holders of the Registrable Securities in connection with such registration.

        6. Delay of Registration. No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration under this Agreement as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


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        7.      Indemnification.  In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Securities and the officers, directors and partners of such holder, any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act or any state securities law or any rule, or of any regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay to each such holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reasonable reliance upon and in conformity with written information furnished by such holder of Registrable Securities expressly for use in connection with such registration; and each such holder of Registrable Securities will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 7(b), in connection with the investigating or defending any such loss,

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claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder of Registrable Securities, which consent shall not be unreasonably withheld.

        (c)     Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

        (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements, omissions or other actions or violations that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.


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                (f)     The obligations of the Company and holders under this
Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

        8. Reports Under the 1934 Act. With a view to making available to the holders of the Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such holders to sell the Registrable Securities to the public without registration, the Company agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Merger.

                (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act.

                (c) Furnish to any holder of the Registrable Securities, so long as such holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC and (iii) such other reports and documents of the Company and information in the possession of or reasonably obtained by the Company as may be reasonably requested in availing any holder of the Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration.

        9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of such securities who, after such assignment or transfer, holds at least five thousand (5,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(ii) such transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement; (iii) such assignment complies with the Securities Act; and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

       10. Termination of Registration Rights. The Company shall have no further obligations pursuant to this Agreement three (3) years after the closing date of the Merger.


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        11.     Miscellaneous.

                (a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                (b) Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement (and Schedule "A" hereto) shall be governed by the internal law, and not the law of conflicts, of Delaware.

                (c) Counterparts; Facsimile. This Agreement may be executed simultaneously in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be effectively executed via facsimile transmission, with a hard copy to follow via overnight courier.

                (d) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                (e) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally to the recipient, sent by reputable express courier service (charges prepaid) or sent by certified or registered mail, return receipt requested and postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the United States mail. Such notices, demands and other communications shall be sent to the Company and each of the Stockholders at the addresses indicated in the records of the Company for such Stockholder, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                (f) Amendments and Waivers. Except as otherwise provided herein, amendment or waiver to the provisions of this Agreement, or grants of registration rights prior or superior to the rights of the holders of Registrable Securities may be made only upon the prior written consent of the Company and the holders of at least a majority of the Registrable Securities.

                (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any

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

provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        (h) Entire Agreement. This Agreement (including Schedule "A" hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects contained herein.

                  [Remainder of Page Intentionally Left Blank]



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        IN WITNESS WHEREOF, the parties have duly executed this Registration
Rights Agreement as of the date first written above.

Company                         QUADRAMED CORPORATION

                                By:    /s/ JAMES D. DURHAM
                                    --------------------------------
                                Name:  James D. Durham
                                      ------------------------------
                                Title: Chief Executive Officer
                                      ------------------------------

            [Signature Page No. 1 to Registration Rights Agreement]


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Stockholders

/s/ R. Kirby Godsey                       /s/ Dan Byrne
---------------------------------         ----------------------------------
R. Kirby Godsey                           Dan Byrne

/s/ Emily P. Meyers                       /S/ G. LaMar Horton
---------------------------------         ----------------------------------
Emily P. Meyers                           G. LaMar Horton

/s/ Kevin H. Arner
---------------------------------         SIRROM INVESTMENTS, INC.
Kevin H. Arner

/s/ Obi Okehi,                            By: /s/ CARL W. STRABB
by /s/ R. Kirby Godsey,                   ----------------------------------
by power of attorney                      Name:  Carl W. Strabb
---------------------------------                ---------------------------
Obi Okehi                                 Title: C.F.O.
                                                 ---------------------------
/s/ Clinton N. Parker,
by /s/ R. Kirby Godsey,
by power of attorney
---------------------------------
Clinton N. Parker

/s/ Michael A. Mills and
    Watson E. Mills,
by /s/ R. Kirby Godsey,
by power of attorney
---------------------------------
Michael A. Mills and Watson E. Mills,
as joint tenants with rights of
survivorship

/s/ Bobby Pope,
by /s/ R. Kirby Godsey,
by power of attorney
---------------------------------
Bobby Pope

/s/ Donald Midkiff,
by /s/ R. Kirby Godsey,
by power of attorney
---------------------------------
Donald Midkiff


            [Signature Page No. 2 to Registration Rights Agreement]


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                                  SCHEDULE "A"

                                  STOCKHOLDERS

R. Kirby Godsey
Emily P. Myers
Kevin H. Arner
Obi Okehi
Clinton N. Parker
Michael A. Mills and Watson E. Mills, as joint tenants with rights of survivorship
Michael A. Mills and Joyce H. Mills, as joint tenants with rights of survivorship
Bobby Pope
Donald Midkiff
Dan Byrne
G. LaMar Horton
Sirrom Investments, Inc.


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